Exhibit 1

Operational Mechanics for the Share Allocation Program of BD Units for Owners of BD Units and of the Directed B Unit Offering.

During the offering period (which will begin on May 12, 2005 and will end on the Pricing Date; hereinafter, the “Offering Period”), each owner of BD Units on the date which occurs two (2) business days prior to the date on which the Offering Period begins (hereinafter, the “Record Date”), may acquire, by paying the purchase price therefor on the Settlement Date, up to 0.0546967 new BD Units for each BD Unit owned on the Record Date; that is, a total of up to 35,000,000 new BD Units (hereinafter, the acquisition program for new BD Units shall be referred to as the Share Allocation Program or “Program”) in respect of all owners of BD Units eligible to participate in the Program.

In order to participate in the Program, the owners of BD Units on the Record Date shall instruct their broker, bank or other participant institution (hereinafter, each a “Custodian” and, collectively, the “Custodians”) in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) that maintains the custody of the BD Units that they own, so that, on behalf of the owner, such Custodians, if they are broker-dealers (casas de bolsa) deliver, or in case that the Custodians are not broker-dealers and intend to participate in the Program on their own behalf or by instructions of their clients and whom must participate exclusively though a broker-dealer, shall instruct such broker-dealer to deliver to Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, which will act as the administrator of the Program on behalf of FEMSA (hereinafter, the “Program Administrator”), at the address set forth below, a letter of intent, in the form that will be available with the Program Administrator at its domicile located at Paseo de la Reforma 398, 4TH Floor, Colonia Juárez, Zip Code 06600, Mexico City, Mexico, with Gustavo Espinosa (hereinafter, the “Letter of Expression of Interest”), which expresses their interest in participating in the Program, executed by the attorney or attorneys-in-fact of the Custodian (if the Custodian is a broker-dealer) or of the broker-dealer which acts on behalf of the corresponding Custodian, together with the Indeval Certification or Certifications, referenced below, during the Offering Period and no later than 15:00 hours (Mexico City, Mexico time), three (3) business days prior to the Pricing Date or any later date on which the Pricing Date occurs and is notified by the Program Administrator and FEMSA to the public, pursuant to the terms permitted by the applicable Mexican legislation (any such date, the “Substitute Date”; the notification of a Substitute Date may result in new Offering and Settlement Dates). Such Letter of Expression of Interest must be fully and clearly completed, include no conditions (except for what is expressly permitted by the form of the Letter of Expression of Interest) and contain, among other things, the number of new BD Units which the corresponding owner has the intent of acquiring (considering the maximum number of BD Units that such owner may acquire pursuant to the terms of the Program), as well as the price per BD Unit at which such owner of BD Units is willing to acquire each BD Unit.

Any of the Custodians which are broker-dealers or broker-dealers which act on behalf of Custodians may submit Letters of Expression of Interest and render services to its clients.

The Letter of Expression of Interest is not binding.

The owners of BD Units which maintain their BD Units or shares represented by BD Units in physical form and which are interested in participating in the Program, may do so and acquire, by paying the purchase price therefore on the Settlement Date, up to 0.0546967 new BD Units for each BD Unit owned on the Record Date. In order to participate in the Program, an owner must deliver to FEMSA the Letter of Expression of Interest (pursuant to the abovementioned terms), executed by each such owner of BD Units (or of shares represented by BD Units) or by such owner’s attorney or attorneys-in-fact, together with the original certificates representing the BD Units (or of the shares represented by BD Units) owned, to the address of FEMSA set forth below, during the Offering Period and no later than 15:00 hours (Mexico City, Mexico time) three (3) business days prior to the Pricing Date or any Substitute Date notified by the Program Administrator and FEMSA to the public. The owner of BD Units wishing to participate in the Program must deliver the original certificates to FEMSA, who will hold them on deposit for the owner of such BD Units (or shares) until a date not later than the next business day after the Settlement Date.

The Interested Owners of B Units may acquire, by paying the purchase price therefore on the Settlement Date, up to 0.1093875 new B Units for each B Unit they own on the Record Date. For this purpose, the Interested Owners of B Units shall instruct their Custodian at Indeval to maintain the B Units they own in custody so that, acting on behalf of the relevant Interest Owner, such Custodian, if they are broker-dealers deliver, or in case that the Custodians are not broker-dealers and intend to participate in the Program by their own means or by instructions of their clients and whom must participate exclusively though a broker-dealer, shall instruct such broker-dealer to deliver on behalf of the Interested Owner and/or the corresponding Custodian to the Intermediary of the Directed B Unit Offering, at the address set forth below, a letter of intent in respect of such B Units, using the form that will be available with the Intermediary of the Directed B Unit Offering at its domicile located at Montes Urales 620, 3RD floor, Colonia Lomas de Chapultepec, Zip Code 11000, Mexico City, Mexico, to the attention of Pablo Bustamante Desdier and/or Ana Yañez Ibañez (hereinafter, the “Letter of Intent”), that expresses its interest in participating in the directed B Unit offering (the “Directed B Unit Offering”), executed by the attorney or attorneys-in-fact of the Custodian if the Custodian is a broker-dealer, or by the attorney or attorneys-in-fact of the broker-dealer which acts on behalf of the corresponding Custodian, as the case may be, together with the Indeval Certification or Certifications, during the Offering Period and no later than 15:00 hours (Mexico City, Mexico time) three (3) business days prior to the Pricing Date or any Substitute Date that is notified by the Program Administrator and FEMSA to the public. Such Letter of Intent must be fully and clearly completed, include no conditions and contain, among other things, the number of new B Units which the corresponding Interested Owner has the intent of acquiring at the Offering Price (considering the maximum number of B Units that such owner may acquire).

The Letter of Intent is not binding.

Interested Owners of B Units that maintain their B Units (or shares representing B Units) in physical form, and which are interested in participating in the Directed B Unit Offering may do so and acquire, by paying the purchase price therefore on the Settlement Date, up to 0.1093875 B Units for each B Unit owned on the Record Date. In order to participate in the Directed B Unit Offering, the Interested Owner of B Units must deliver to FEMSA the Letter of

Intent (pursuant to the abovementioned terms), executed by each such Interested Owner (or of shares that are represented by B Units) or by such owner’s attorney or attorneys-in-fact, together with the original certificates representing the B Units (or of the shares that are represented by B Units) owned, to the address of FEMSA set forth below, during the Offering Period and no later than 15:00 hours (Mexico City, Mexico time) three (3) business days prior to the Pricing Date or any Substitute Date, notified by the Intermediary of the Directed B Unit Offering and FEMSA to the public. The Interested Owner of B Units must deliver the original certificates to FEMSA, who will hold them on deposit for the owner of such B Units (or shares) until a date not later than the next business day after the Settlement Date.

Once the price per Unit for the Offering in Mexico is determined on the Pricing Date (or on a Substitute Date), the Program Administrator, in coordination with FEMSA and subject to the acceptance by FEMSA in each case of the non-binding expressions of interest, shall confirm to each broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, who has delivered a valid Letter of Expression of Interest, the number of BD Units that the corresponding owner(s) may acquire and pay the purchase price on the Settlement Date. This confirmation will be forwarded by the Program Administrator solely via fax and not by any other means, to the fax number that each broker-dealer has indicated in its Letter of Expression of Interest, no later than 20:00 hours (Mexico City, Mexico time) on the Pricing Date or on any Substitute Date, as the case may be. The Intermediary of the Directed B Unit Offering shall perform an identical confirmation procedure with respect to the Interested Owners of B Units which have submitted expressions of interest through a broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, through valid Letters of Intent.

In relation to owners of BD Units or B Units that maintain their BD Units or their B Units, as the case may be, or shares represented by BD Units or B Units, in physical form, on the Pricing Date, FEMSA, subject to its approval in each case of the expressions of interest presented, will confirm to the owner which had delivered a valid Letter of Expression of Interest or Letter of Intent and had deposited with FEMSA the original certificates of its BD Units or B Units, as the case may be, or shares, the number of BD Units or B Units, as the case may be, that such owner may purchase and pay on the Settlement Date. This confirmation will be made by FEMSA solely via fax and not by any other means, to the fax number that each owner includes in the relevant Letter of Expression of Interest or Letter of Intent, as the case may be, no later than 20:00 hours (Mexico City, Mexico time) on the Pricing Date or on any Substitute Date, as the case may be. FEMSA may delegate its obligations established in this paragraph to an agent which it deems acceptable, which will be notified at the proper time.

In order for owners who receive a confirmation (through their broker-dealer), to be able to purchase and pay for B Units part of the Program or B Units part of the Directed B Unit Offering, as the case may be, the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, that acts on their behalf or such owners must deliver to the Program Administrator or the Intermediary of the Directed B Unit Offering, as the case may be, as FEMSA’s intermediary (if acting through a Custodian) or to FEMSA (if acting directly, in case of BD Units or B Units (or shares) held in physical form), an unconditional and irrevocable acceptance of the confirmation, which shall be expressed by signing such confirmation. The acceptance shall be considered effective, and, to the fullest extent permitted by law, shall represent the acceptance by the owner (directly or through its broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be) of all of the terms and conditions of the Letter of Expression of Interest or the Letter of Intent, as the case may be, and of the relevant confirmation, and shall bind the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, if the Program Administrator or the Intermediary of the Directed B Unit Offering, as the case may be, receives an executed copy of such confirmation, or the owner, if FEMSA has received an executed copy of such confirmation (hereinafter, each such acceptance of a confirmation, an “Acceptance”), duly executed by the attorney or attorneys-in-fact of the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian or by the owner or the owner’s attorney or attorneys-in-fact, as the case may be, via fax to 1226 0979, in respect of the Acceptances sent to the Program Administrator, via fax to 5201 2054, in respect of the Acceptances sent to the Intermediary of the Directed B Unit Offering or via fax to (81) 8328 6080, in respect of the Acceptances sent to FEMSA, no later than 22:00 hours (Mexico City, Mexico time) on the Pricing Date or any Substitute Date, as the case may be. An Acceptance shall bind the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, who delivered such Acceptance, unconditionally and irrevocably, to acquire the aggregate number of BD Units or B Units, as the case may be, set forth in such Acceptance.

BD Units purchased though the Program and B Units purchased in the Directed B Unit Offering, which have been confirmed by an Acceptance shall be transferred by the Lead Joint Underwriters pursuant to the instructions of FEMSA through Indeval, according to the system of delivery against payment, to the account of the corresponding broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, on the Settlement Date, and shall be paid for by the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, on the Settlement Date, at a price per BD Unit and per B Unit equal to the price per Unit for the Offering.

BD Units purchased through the Program and B Units purchased in the Directed B Unit Offering that are maintained in physical form, which have been confirmed by an Acceptance, shall be delivered physically by FEMSA on the Settlement Date, to the owner (or to his or her duly authorized attorney or attorneys-in-fact) at the address of FEMSA set forth below, no later than 11:00 a.m. (Monterrey, Nuevo León, Mexico time) on the Settlement Date, if such owner has delivered to FEMSA, at the address set forth below, a cashier’s check issued in favor of FEMSA by a Mexican banking institution in an amount equal to the price per Unit multiplied by the aggregate number of new BD Units or new B Units to be acquired by such purchaser pursuant to that purchaser’s Acceptance.

If the number of BD Units or of B Units subject to the acquisition by any owner of BD or B Units is a fraction, such number shall be rounded downward to the next whole number.

The BD Units not purchased in the Program, by those entitled to purchase them, may be sold by FEMSA to the public as part of the Global Offering.

The B Units not purchased in the Directed B Unit Offering, by those entitled to purchase them, may be sold by FEMSA to the public as part of the Mexican Offering.

The Voting Trust has agreed with FEMSA to purchase all the B Units part of the Directed B Unit Offering or the Mexican Offering, which are not purchased on the Pricing Date or the Substitute Date, as the case may be, or on the date the Purchase Option takes place.

Notwithstanding their participation in the Program and/or the Directed B Unit Offering, owners of BD Units and owners of B Units, may participate and acquire BD Units in the Global Offering and B Units in the Mexican Offering.

As part of the participation mechanics for the Program and for the Directed B Unit Offering, each Custodian shall:

(i)	contact each eligible owner of BD Units or B Units that is a client, verify that he or she may participate in the Program as owner of BD Units or that he or she may acquire B Units part of the Directed B Unit Offering, and receive and maintain the instructions received by its client(s) in accordance with the procedures that each Custodian has established internally and by agreement with its clients;

(ii)	complete or assist the broker-dealer though which it is participating, if such Custodian is not a broker-dealer, based upon the instructions that each client provides, the form of the Letter of Expression of Interest and the Letter of Intent, as the case may be, and deliver it if it is a broker-dealer or instruct the broker-dealer through which it is participating to do so in the form and terms specified herein;

(iii)

obtain from Indeval a written certification of such Custodian’s position in BD and B Units on the Record Date (the “Indeval Certification”), reconcile and confirm such certification with its internal records and represent (in case it is a broker-dealer), or instruct the broker-dealer through which it is participating to represent if such Custodian is not a broker-dealer, under oath, that the owner(s) of BD or B Units, on behalf of whom the Custodian in the corresponding Letter of Expression of Interest or in the Letter of Intent is acting, are owner(s) of the BD or B Units in respect of which such Custodian is submitting a Letter of Expression of Interest and/or Letter of Intent (and, upon submission thereof, Acceptance); the Indeval Certification must be attached to the Letter of Expression of Interest and/or the Letter of Intent and may not specify an aggregate number of BD or B Units greater than the number which is the sum of the number of BD or B Units specified in the Indeval Certification multiplied by the acquisition factor of 0.0546967 new BD Units for each BD Unit owned or of 0.1093875 new B Units for each B Unit owned, as the case may be; if the product is a fraction, such number shall be rounded down to the nearest whole number. Broker-dealers which act on behalf of other Custodians must attach to their Letter of Expression of Interest, the Indeval Certification that these have requested, as well as their own Indeval Certification, and they shall deliver them jointly with the Letter of

Expression of Interest to the Program Administrator or to the Intermediary of the Directed B Unit Offering, as the case may be;

(iv)	attach a certified copy of the power-of-attorney of the attorney or attorneys-in-fact of the broker-dealer that have executed the corresponding Letters of Expression of Interest or Letters of Intent (who shall be the same attorney of attorneys-in-fact that execute the corresponding Acceptance); and

(v)	forward to the Program Administrator the Letters of Expression of Interest (attaching both the relevant power(s)-of-attorney and the Indeval Certification or Certifications) to the Program Administrator at Paseo de la Reforma 398, 4TH Floor, Colonia Juárez, Zip Code 06600, Mexico City, Mexico, to the attention of Gustavo Espinosa or Letters of Intent (attaching both the relevant power(s)-of-attorney and the Indeval Certification) to the Intermediary of the Directed B Unit Offering at Montes Urales 620, 3RD floor, Colonia Lomas de Chapultepec, Zip Code 11000, Mexico City, Mexico, to the attention of Pablo Bustamante Desdier and/or Ana Yañez Ibáñez.

As part of the participation mechanics for the Program, and the Directed B Unit Offering in respect of BD Units, or in respect of B Units (or shares represented by them), that are maintained in physical form, as the case may be, FEMSA shall have the right to take the following actions, but FEMSA may decline to accept any expression of interest if, because any of the following conditions are not satisfied, it is unable to complete the following actions:

(a)	verify that an owner of BD Units may participate in the Program as owner of such BD Units on the Record Date or an owner of B Units may participate in the Directed B Unit Offering, as owner of such B Units on the Record Date, according to the stock registry book of FEMSA;

(b)	verify the authenticity of the certificates representing BD Units, B Units or shares representing BD Units or B Units, submitted to FEMSA (the “Submitted Certificates”);

(c)	accept and hold the Submitted Certificates, pursuant to the terms set forth above, and issue receipts in exchange for such Submitted Certificates;

(d)	review and, if correct, complete and satisfactory to FEMSA, accept the Letters of Expression of Interest or Letters of Intent, delivered by the relevant BD Unit Owners and B Unit Owners;

(e)	verify the authority of the owner of the BD Units, B Units, or shares representing BD Units or B Units, or of his or her attorney or attorneys-in-fact (for which purpose the relevant owner or attorney(s)-in-fact must provide, at least, the original and a copy of current identification of such person(s) and, if applicable, a certified copy of the relevant power(s)-of-attorney;

(f)	undertake any actions specified by any authorized officer or officers of FEMSA, including its Secretary, at FEMSA’s domicile, located at General Anaya 601 Poniente, Colonia Bella Vista, Monterrey, N.L., from 9:00 to 15:00 hours. during the Offering Period.

Letters of Expression of Interest and Letters of Intent submitted by a broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, or owners of BD Units or B Units shall be submitted only in the form of the Letter of Expression of Interest and the Letter of Intent. For the convenience of the Custodian and of the owners, copies of the forms of the Letter of Expression of Interest and Letter of Intent shall be available at the offices of the Program Administrator, the Intermediary of the Directed B Unit Offering and of FEMSA, located at their respective addresses set forth above, starting on the Record Date.

Any Letter of Expression of Interest, Letter of Intent or Acceptance that is submitted to the Program Administrator, the Intermediary of the Directed B Unit Offering or to FEMSA, that is not duly completed, that has not been executed by the owner or by the authorized attorney or attorneys-in-fact of such owner, that is not clear, that adds legends or any other text or includes any conditions not contained in the relevant form, that is submitted with any other irregularity or defect, or that is received after three (3) business days prior to the Pricing Date or of the Substitute Date, as the case may be, may be rejected or not accepted by FEMSA and, accordingly, the relevant owner shall not be eligible to participate in the Program or in the Directed B Unit Offering, as the case may be. Eligibility to participate in the Program or in the Directed B Unit Offering is non-transferable.

Any matter related to the form and validity (including the time of receipt and waivers of any irregularity or defect) of any Letter of Expression of Interest, Letter of Intent or Acceptance, or related documentation, shall be determined exclusively by FEMSA in its sole discretion and communicated directly or through the Program Administrator or the Intermediary of the Directed B Unit Offering, as the case may be; and any such determination shall be definitive and binding. Neither FEMSA, the Program Administrator or the Intermediary of the Directed B Unit Offering, as the case may be, shall have any obligation to notify the broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, or the owners of any irregularities or defects in the Letters of Expression of Interest, Letters of Intent or Acceptances, even if an initial verification of compliance with any of the requirements shall have been performed.

FEMSA, directly or through the Program Administrator or the Intermediary of the Directed B Unit Offering, as the case may be, reserves the right to suspend, modify or terminate the Program or the Directed B Unit Offering. FEMSA also reserves the right to accept or decline Letters of Expression of Interest, Letters of Intent or Acceptances (or related documentation, including Indeval Certifications) for any reason, which suspension, modification, termination, acceptance or decline shall be binding on the relevant broker-dealers, which act on their own behalf, on behalf of their clients or on behalf of another Custodian, as the case may be, or the owner.

Neither FEMSA nor the Program Administrator nor the Intermediary of the Directed B Unit Offering, shall be responsible in any way for any actions or omissions of any Custodian, of any broker-dealer which acts on behalf of another Custodian or any owner of BD Units or B Units, as the case may be, in connection with the Program or with the Directed B Unit Offering, or in respect of the Letters of Expression of Interest, Letters of Intent or Acceptances. The broker-dealer, which acts on its own behalf, on behalf of its clients or on behalf of another Custodian, as the case may be, shall be responsible for, and shall be bound by, any Letters of Expression of Interest, Letters of Intent or Acceptances submitted by it, independently of any agreements between or by such Custodian and any owner of BD Units or B Units, as may correspond or that each broker-dealer, if the Custodian were not a broker-dealer, convenes with the respective Custodian.

For any questions related to the forms or terms pursuant to which the owners of BD Units may participate in the Program or pursuant to which the owners of B Units may participate in the Directed B Unit Offering, please contact the Lead Joint Underwriters at the addresses for such institutions set forth in the Preliminary Prospectus for the concurrent Mexican Offering, or for the Program Administrator to the following telephone numbers 1226-0663 and 1226-0774, attention of Gabriel Wonchee Peña and/or Gustavo Espinosa Chávez or for the Intermediary of the Directed B Unit Offering to the following telephone numbers 5201-2069 and 5201-2685, attention of Pablo Bustamante Desdier and/or Ana Yañez Ibañez, such telephone numbers in Mexico City.